Exhibit 10.4

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the “Agreement”) is made and effective as of the 1st day of September 2021, by and between David Seaburg, an individual (“Consultant”), and PolarityTE, Inc., a Delaware corporation (“PTE”), and PolarityTE MD, Inc., a Nevada corporation (“MD”) (PTE and MD are collectively referred to herein as the “Company”).

WHEREAS, the Company desires to have Consultant provide certain consulting services pursuant to the terms and conditions of this Agreement; and

WHEREAS, Consultant is experienced and qualified to provide the Services, as more fully described below, and shall provide the Services on an ongoing basis to the Company pursuant to the terms and conditions of this Agreement in exchange for the Consulting Fee (defined in Section 3) and expense reimbursement provided for in Section 3.

NOW, THEREFORE. in consideration of the foregoing promises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

1. CONSULTING SERVICES. During the term of this Agreement, Consultant, in the capacity as an independent contractor, shall provide professional consulting services described on Schedule A, which is incorporated herein (the “Services”). The Company acknowledges and hereby agrees that Consultant is not engaged on a full-time basis and Consultant may pursue any other activities and engagements it desires during the term of this Agreement. Consultant shall perform the Services in accordance with all local, state, and federal rules and regulations.

(a) Consultant represents and warrants to the Company that Consultant has the requisite skills, experience, and expertise to provide the Services and will, during the Term of this Agreement, provide the Services for the Company diligently and conscientiously and in a professional manner. Consultant further represents and warrants that:

i. Consultant has received any necessary approvals and consents in connection with entering into this Agreement and performing the Services from any employer, institution, or other entity with whom Consultant also has current business;

ii. Compliance with the terms of the Agreement and performance of the Services will not conflict with, constitute a breach of, or otherwise violate the terms of any agreement or court order to which Consultant is a party;

iii. Compliance with the terms of this Agreement and the performance of the Services do not and will not breach any agreement to keep in confidence proprietary information acquired by the Consultant in confidence; and,

iv. During the performance of the Services, Consultant will not disclose to the Company any proprietary information belonging to a third party.

(b) Upon execution of this Agreement and during the Term of this Agreement, Consultant shall not take part in any activity that causes an actual or potential conflict of interest to arise in connection with activities undertaken on behalf of the Company.

(c) If Consultant is affiliated with any public, private, or governmental institution, Consultant represents and warrants to the Company that Consultant is not required to disclose or assign to any such institution proprietary rights to any inventions or writings made or created by Consultant during the course of the performance of the Services.

(d) The parties agree and acknowledge that for purposes of all equity compensation awards made to the Consultant during his employment with the Company the services provided under this Agreement are a continuation of service so that all such awards will continue to vest and remain exercisable in accordance with their terms.

2. PUBLIC-FACING REQUIREMENTS. Consultant understands and agrees that making a promotional presentation for or on behalf of the Company requires Consultant to adhere to all legal and regulatory requirements related to (a) medical device and pharmaceutical product promotion in general, (b) Federal statutes and regulations administered by the Securities and Exchange Commission, including, but not limited to, Regulation FD, (c) rules of any stock exchange on which the securities of PTE may be listed, and (d) the Company’s Policies.

3. COMPENSATION TO CONSULTANT. In consideration for the Consultant’s performance of Services described on Schedule A, the Company shall pay Consultant compensation at the rate and on the terms set forth in Schedule A (the “Consulting Fee”).

4. TERM. The term of this Agreement shall be twelve (12) months and may be renewed for one or more additional terms of twelve (12) months at the end of the initial and each additional term; provided, however, that in the event Consultant ceases to serve as a director of PTE, this Agreement (and the term) may be terminated by the Company at any time on or after the date of cessation of service as a director by written notice to Consultant. Consultant may terminate this Agreement and the term at any time by written notice to the Company.

5. INDEPENDENT CONTRACTOR. Consultant shall act at all times hereunder as an independent contractor as that term is defined in the Internal Revenue Code of 1986, as amended, with respect to the Company, and not as an employee, partner, agent, or co-venturer of or with the Company. Except as set forth herein, the Company shall neither have nor exercise control or direction whatsoever over the operations of Consultant, and Consultant shall neither have nor exercise any control or direction whatsoever over the employees, agents, or subcontractors hired by the Company.

6. NOTICE REGARDING INSIDER TRADING. Consultant hereby acknowledges that Federal securities laws in the United States and other applicable international securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

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7. NO AGENCY CREATED. No agency, employment, partnership, or joint venture shall be created by this Agreement, as Consultant is an independent contractor. Consultant shall have no authority as an agent of the Company or to otherwise bind the Company to any agreement, commitment, obligation, contract, instrument, undertaking, arrangement, certificate, or other matter. Each party hereto shall refrain from making any representation intended to create an apparent agency, employment, partnership, or joint venture relationship between the parties.

8. INDEMNIFICATION. Consultant shall indemnify and hold harmless the Company, and each person or entity associated or affiliated with the Company, from any damages, claims, liabilities, losses, and expenses, including reasonable attorney’s fees, arising out of any act or omission of Consultant in performing the Services or the breach of any provision of this Agreement by Consultant. This Section 9 shall survive termination of this Agreement for a period of three (3) years from the date of termination of this Agreement.

9. ASSIGNMENT. Consultant may not assign any of its rights under this Agreement, except with the prior written consent of the Company. The Company may assign any and all of its rights under this Agreement. If a purported assignment by Consultant is made in violation of this section, it is void. The provisions of this Agreement shall also survive the assignment of this Agreement by the Company to any successor-in-interest or other assignee.

10. CONFIDENTIAL INFORMATION. Consultant acknowledges that during the term of this Agreement, Consultant will have access to and may become acquainted with various information, records, specifications, trade secrets, inventions, innovations, processes, owned or licensed by PTE, or direct or indirect subsidiaries of PTE (the “Group Companies” or individually a “Group Company”), and/or used by one or more of the Group Companies in connection with the operation of its or their business including, without limitation, a Group Company’s business and products, customers, accounts, and procedures. All files, records, documents, specifications, information, and similar items relating to the business of any of the Group Companies (collectively referred to herein as the “Confidential Information”), shall remain the exclusive property of the respective Group Companies.

(a) Consultant agrees to maintain as confidential, and not disclose or use any Confidential Information except as specifically authorized by under this Agreement. Consultant shall use best efforts to maintain the confidentiality of all Confidential Information. Consultant shall only disclose the Confidential Information to its employees and permitted agents and consultants on a need-to-know basis to provide the Services under this Agreement, and prior to such disclosure, Consultant shall ensure that any such employee, agent, and consultant agrees to hold the Confidential Information in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement.

(b) Upon termination or expiration of this Agreement, Consultant shall not retain any copies of the Confidential Information without the Company’s prior written permission. Upon request by the Company, Consultant shall immediately deliver to the Company all such files, records, documents, specifications, information, and similar items in Consultant’s possession or under the Consultant’s control. Notwithstanding anything herein to the contrary, Confidential Information shall not include any information which (i) is or becomes generally available to the public other than as a result of a disclosure by Consultant in breach of this Agreement, (ii) is or becomes available to Consultant from a third party which is not bound by a nondisclosure agreement in favor of any of the Group Companies, or (iii) is developed by Consultant without reference to the Confidential Information.

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(c) Consultant acknowledges and agrees that these restrictions are reasonable and required for the reasonable protection of the Group Companies and that any breach of this Section will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law, and the Company shall, accordingly, be entitled to seek injunctive relief (without the necessity of a bond) and other equitable relief for any such breach or threatened breach of this Section and that resort by the Company to any such equitable relief shall not be deemed to waive or to limit in any respect any right or remedy that the Company may have with respect to such breach or threatened breach of this Section.

(d) At no time during any period that Consultant is engaged with the Company may Consultant disclose, use, store on any of the Company’s systems, or bring onto the Company’s premises any trade secrets or confidential information belonging to any of Consultant’s prior employers and/or third parties who have engaged Consultant in a consulting capacity. Consultant further represents and warrants that it is not a party to any existing contract relating to the granting or assignment to others of any interest in the Company’s current or future Confidential Information or trade secrets.

(e) The Proprietary Information, Invention Assignment, and Restrictive Covenant Agreement dated March 8, 2019, between PTE and Consultant remains in full force and effect until the expiration of the term stated therein, is not affected by this Agreement, and will survive the execution and delivery of this Agreement.

11. ASSIGNMENT OF INTELLECTUAL PROPERTY. Consultant agrees that as a result of Consultant’s work under this Agreement, Consultant will engage in one or more activities that include but are not limited to preparing, writing, creating, evaluating, and/or developing deliverables including artwork, product descriptions, presentations on the business of the Company or its activities, informational text and graphics, data, and materials for promotion, sale, and use in connection with the Company’s present product line, future developments, and public relations (hereinafter referred to collectively as the “Works”). Consultant agrees to and hereby does transfer entire ownership of any intellectual property rights including all patent, trademark, and copyright rights in the Works to the Company, and further agrees as follows:

(a) In exchange for consideration paid by the Company to Consultant and other good and valuable consideration, the receipt thereof being hereby acknowledged by Consultant, Consultant hereby grants, transfers, assigns, and conveys to the Company, its successors and assigns, the entire worldwide title, right, interest, ownership and all subsidiary rights including moral rights and other rights and any rights existing under the Berne Convention and/or under 17 U.S.C. §106(a) in and to the Works (deemed to be “Works for Hire”) and any rights under Title 35 U.S.C. and/or foreign equivalents, the right to secure formal rights such as patent, industrial design, and/or copyright registration by registration, application, or otherwise under its own name as the claimant, said transfer including all rights of enforcement and for infringement.

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(b) Consultant agrees to execute all documents provided to it by the Company required to perfect its rights under Section 11 and to provide all assistance reasonably requested by and reasonably required by the Company. Consultant agrees to take no actions adverse to the rights granted the Company under Section 11 and agrees to take all actions and cooperate as is necessary and reasonably requested by the Company to perfect such rights including execution of any required documents.

(c) To the extent that Consultant uses any pre-existing materials in the foregoing deliverable items, Consultant hereby grants to the Company an irrevocable, non-exclusive, worldwide, royalty-free license to make, use, sell, reproduce, display, perform, copy, distribute, and prepare derivatives based upon such pre-existing materials as well as the right to sub-license the same to third parties.

(d) Consultant warrants that no portion of the work product delivered to the Company violates or is protected by any right of any third party.

(e) Consultant acknowledges that the Company is not obligated to make any effort to commercialize any deliverable or Work subject to this Agreement and that it is entirely within the sole discretion of the Company to preserve, maintain, register, and/or enforce the same in the United States of America or any foreign country.

12. PROTECTED RIGHTS; LIMITED TRADE SECRET IMMUNITY. Consultant is hereby notified that under the Defend Trade Secrets Act: (i) no individual will be held criminally or civilly liable under federal or state trade secret law for disclosure of a trade secret (as defined in the Economic Espionage Act) that is: (A) made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and made solely for the purpose of reporting or investigating a suspected violation of law; or, (B) made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and (ii) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.

13. NO WAIVER. No terms or conditions of this Agreement shall be deemed to have been waived, nor shall any party hereto be stopped from enforcing any provisions of the Agreement, except by written instrument of the party charged with such waiver or estoppel. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived, and shall not constitute a waiver of such term or condition for the future or as to any act other than specifically waived.

14. GOVERNING LAW. This Agreement shall be governed by, construed in accordance with, and enforced under the internal laws of the State of Utah (without giving effect to its conflicts of law principles). Any legal proceeding based on a dispute arising hereunder will be maintained exclusively in federal or state courts with jurisdiction over Salt Lake County in the State of Utah.

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15. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto in regard to the subject matter hereof and may only be changed by written documentation signed by the party against whom enforcement of the waiver, change, modification, extension, or discharge is sought. Except as provided herein, this Agreement supersedes all prior written or oral agreements by and among the Company or any of its subsidiaries or affiliates and Consultant or any of its affiliates.

16. SECTION HEADINGS. Headings contained herein are for convenient reference only. They are not a part of this Agreement and are not to affect in any way the substance or interpretation of this Agreement.

17. SEVERABILITY. If a court of competent jurisdiction adjudicates any covenant or obligation under this Agreement void or unenforceable, then the Parties intend that the court modify such provision only to the extent necessary to render the covenant or obligation enforceable as modified or, if the covenant or obligation cannot be so modified, the Parties intend that the court sever such covenant or obligation, and that the remainder of this Agreement, and all remaining covenants, obligations and provisions as so modified, shall remain valid, enforceable, and in full force and effect.

18. BINDING EFFECT. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns, subject to the restriction on assignment contained in Section 10 of this Agreement.

19. ATTORNEY’S FEES. The prevailing party in any legal proceeding arising out of or resulting from this Agreement shall be entitled to recover its costs and fees, including, but not limited to, reasonable attorneys’ fees and post judgment costs, from the other party.

20. AUTHORIZATION. The persons executing this Agreement on behalf of the Company and Consultant hereby represent and warrant to each other that they are the duly authorized representatives of their respective entities and that each has taken all necessary corporate or partnership action to ratify and approve the execution of this Agreement in accordance with its terms.

21. ADDITIONAL DOCUMENTS. Each of the parties to this Agreement agrees to provide such additional duly executed (in recordable form, where appropriate) agreements, documents, and instruments as may be reasonably requested by the other party in order to carry out the purposes and intent of this Agreement.

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22. NOTICES. Any notice required or permitted to be given pursuant to this Agreement shall be in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or upon receipt by the addressee by courier or by email addressed to each of the other Parties thereunto entitled at the respective address listed below, with a copy by email, or at such other addresses as a party may designate by ten (10) days prior written notice:

If to the Company:

PolarityTE MD, Inc.

Attn: Legal Department

1960 S 4250 W

Salt Lake City, UT 84104

E: Contracts@polarityte.com

If to Consultant:

David Seaburg

XXXXXXXXXXXX

XXXXXXXXXXXX

E: XXXXXXXXXX

23. COUNTERPARTS & SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one Agreement. This Agreement, agreements ancillary to this Agreement, and related documents entered into in connection with this Agreement are signed when a party’s signature is delivered by facsimile, email, scan, PDF, or another electronic medium. A facsimile, scanned, or other signature delivered via electronic medium shall be deemed in all respects as having the same force and effect as an original signature.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

For POLARITYTE, INC., and POLARITYTE MD, INC.

By:	/s/ Jacob Patterson
Name:	Jacob Patterson
Title:	CFO

CONSULTANT

/s/ David Seaburg
David Seaburg

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SCHEDULE A

Introduction. Consultant will provide the necessary labor, supervision, equipment, materials, tools, safety, and incidentals for the Scope of Services (as defined below). The following sections provide general information concerning the scope of work, protocols, deliverables, conditions, and mutual agreement associated with the service requirements.

Scope of Services. Consultant shall perform Services at the Company’s request, but in no event shall the Company request nor the Consultant provide more than 20 hours of service per week on average each month. Upon the Company’s request, Consultant may be responsible for the following non-exhaustive list of activities, subject to further specification in the future:

●	Assist with strategic planning;
●	Provide capital markets advice;
●	Assist the Company with the planning and implementation of public relations programs; and,
●	Assist with maintaining physician relationships

Compensation. In consideration for Consultant’s performance of the Services set forth in this Schedule A, the Company shall pay to Consultant the following compensation:

(1) $37,500 for each three-month period of service during the term of this Agreement paid in the form of common stock of PTE in that number of shares equal to $37,500 divided by the closing price (as reported on Nasdaq) for the common stock of PTE on the last day of the three-month period of service with respect to which the compensation is paid; provided, however, that for any period of service less than three-months the compensation paid will be prorated on the basis of the actual number of days of service during the period and the number of shares issued will be determined on the basis of the closing price on the last day of service.

(2) On the first scheduled payroll payment date of each calendar month MD shall pay to Consultant cash in an amount equal to $1,600.

(3) MD will make no deductions from any of the payments due to Consultant hereunder for state or federal tax purposes. Consultant agrees that it shall be solely responsible for any and all taxes and other payments due on payments received from the Company.

Reimbursement of Expenses. MD shall reimburse Consultant for all reasonable and necessary business and travel expenses actually incurred by Consultant in performing the Services, subject to receipt of a written request for reimbursement, accompanied by appropriate supporting documentation. MD shall reimburse Consultant for expenses not less frequently than monthly. Consultant will not incur any travel or other expense in excess of $500 for which it will seek reimbursement from MD without the prior written approval of MD.